^L
                      THE EXHIBIT INDEX IS ON PAGE  7
               As filed with the Securities and Exchange Commission on ______
                                                   Registration No. 33-_________



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                           ____________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   under
                        THE SECURITIES ACT OF 1933
                           ____________________

                         ALEX. BROWN INCORPORATED
          (Exact name of registrant as specified in its charter)

           Maryland                                           52-1434118
   (State or other jurisdiction                            (I.R.S. Employer
 of incorporation or organization)                         Identification No.)

     135 East Baltimore Street
        Baltimore, Maryland                                        21202
(Address of Principal Executive Offices)                         (Zip Code)
                           ____________________

              1995 NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN
                         (Full title of the plan)
                           ____________________

                              Robert F. Price
                       Secretary and General Counsel
                           Alex. Brown Incorporated
                          135 East Baltimore Street
                          Baltimore, Maryland 21202
                              (410) 727-1700

                   (Name, address and telephone number,
                including area code, of agent for service)
                           ____________________

                      CALCULATION OF REGISTRATION FEE

Title of                   Proposed         Proposed
securities     Amount      maximum          maximum
to be          to be       offering         aggregate         Amount of
registered     registered  price per unit   offering price    registration fee
Common Stock
(par value
$.10 per
share)         150,000     $40.25           $6,037,500        $2,081.90  (1)

     (1) Pursuant to Rule 457 (h), the proposed maximum aggregate offering price and amount of registration fee are based upon the average of the high and low prices reported in the consolidated reporting system on May 19, 1995. ^L

                                   PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the registrant are incorporated herein by reference: (a) registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended
(the "1934 Act") or the registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "1933 Act") that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed; (b) all other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above; (c) the description of the Common Stock of the registrant contained in a registration statement filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such documents.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL


     At the time of the issuance of the Opinion of Counsel, Robert F. Price was employed as Secretary and General Counsel of the registrant and held, directly or indirectly, 37,690 shares of the Common Stock of the registrant as well as options to purchase an additional 12,900 shares and debentures convertible into an additional 25,975 shares.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Directors and officers of the registrant are indemnified under Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, and under Article Eight, Section Eight of the registrant's charter.

     As permitted under Subsection (k) of Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, the registrant has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such whether or not the registrant would have the power to indemnify such persons under the provisions of the Maryland law governing indemnification.

^L

Item 9.   UNDERTAKINGS

Rule 415 Offering.

     (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Filing Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Incorporated Annual and Quarterly Reports.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

^L


Filing of Registration Statement on Form S-8.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



^L


                                SIGNATURES


     Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, and the State of Maryland, on this 8th day of May 1995.

                                   ALEX. BROWN INCORPORATED


                                             By: s/ A. B. Krongard
                                                 Chairman of the Board




     Pursuant to the requirements of the 1933 Act, this registration statement has been signed below by the following persons who comprise a majority of the Board of the registrant, in the capacities and on the date indicated.

Name                          Title                    Date



s/  A. B. Krongard       Chief Executive Officer      May    8, 1995
A. B. Krongard             and Director



s/ May A. Shattuck       President; Chief             May    8, 1995
Mayo A. Shattuck III     Operating Officer
                              and Director


s/ Beverly L. Wright     Treasurer; Chief             May   15, 1995
Beverly L. Wright        Financial Officer


s/ Lee A. Ault           Director                     May   10, 1995
Lee A. Ault



s/ Neil R. Austrian      Director                     May    8, 1995
Neil R. Austrian



s/ Thomas C. Barry       Director                     May  17, 1995
Thomas C. Barry



s/ Benjamin H. Griswold  Director                     May  15, 1995
Benjamin H. Griswold IV



s/ Donald B. Hebb, Jr.   Director                     May   9, 1995
Donald B. Hebb, Jr.



s/ Steven Muller         Director                     May    8, 1995
Steven Muller, Ph.D



s/ David M. Norman       Director                     May   8, 1995
David M. Norman



s/ Frank E. Richardson   Director                     May  10, 1995
Frank E. Richardson

^L








                               EXHIBIT INDEX


Exhibit Number Description                                       Page



     4         1995 Non-Employee Director Stock Purchase Plan          8


     5         Opinion of Robert F. Price (contains                   11
               Consent of Counsel) relating to the 1995
               Non-Employee Director Stock Purchase Plan


     23.1      Consent of Counsel (contained in Exhibit 5)            11


     23.2      Consent of KPMG Peat Marwick LLP relating to the       12
               1995 Non-Employee Director Stock Purchase Plan